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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 9, 2002
Date of Report (Date of earliest event reported)

OSTEX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	0-25250	91-1450247
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2203 Airport Way South, Suite 400, Seattle, Washington 98134
(Address of principal executive offices, including zip code)

(206) 292-8082
(Registrant's telephone number, including area code)

Item 5. Other Events

        On September 9, 2002, Ostex International, Inc., a Washington corporation ("Ostex"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Inverness Medical Innovations, Inc., a Delaware corporation ("Inverness"), Ostex and Geras Acquisition Corp., a Washington subsidiary and a wholly-owned subsidiary of Inverness ("Merger Subsidiary"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into Ostex, with Ostex being the surviving corporation of the merger (the "Merger"), and as a result of the Merger, Ostex will become a wholly owned subsidiary of Inverness. The aggregate number of shares of Inverness common stock to be issued in the Merger in exchange for Ostex' outstanding shares and to be reserved for the options and warrants to be assumed by Inverness is 2.3 million shares, with each share of Ostex common stock expected to convert into approximately 0.1494 shares of Inverness common stock. Based on Ostex' current capital structure, approximately 1.88 million shares of Inverness common stock are to be issued at closing and approximately 420,000 shares are to be reserved for assumed options and warrants.

        Certain shareholders of Ostex who hold an aggregate of approximately 19.8% of the outstanding Ostex common stock have entered into a voting agreement (the "Voting Agreement") with Inverness which provides that they will vote their shares in favor of the Merger. Additionally, in connection with the execution of the Merger Agreement, Inverness and Ostex entered into a Stock Option Agreement (the "Option Agreement"), pursuant to which Ostex granted Inverness an option to purchase, in the circumstances specified in the Option Agreement, up to 19.9% of the outstanding shares of Ostex common stock. In connection with the execution of the Merger Agreement, Ostex also entered into an agreement (the "Loan Agreement"), pursuant to which Inverness will make, or arrange for one of its affiliates to make, loans to Ostex, up to an aggregate amount of $2 million, on the terms and conditions and in the circumstances specified in the Loan Agreement.

        A copy of the joint press release announcing execution of the Merger Agreement and related agreements was issued September 9, 2002 and is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1, a copy of the Voting Agreement is attached hereto as Exhibit 2.2, a copy of the Option Agreement is attached hereto as Exhibit 2.3, and a copy of the Loan Agreement is attached hereto as Exhibit 2.4. The foregoing description is qualified in its entirety by reference to the full text of such exhibits, and each such exhibit is incorporated herein by reference.

  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits
Number	Description
2.1	Agreement and Plan of Merger dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Geras Acquisition Corp. and Ostex International, Inc.
2.2	Voting Agreement dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Ostex International, Inc. and certain Ostex shareholders
2.3	Stock Option Agreement dated as of September 6, 2002, by and between Ostex International, Inc. and Inverness Medical Innovations, Inc.
2.4	Loan Agreement dated as of September 6, 2002, by and between Ostex International, Inc. and Inverness Medical Innovations, Inc.
99.1	Joint Press Release issued by Inverness Medical Innovations, Inc. and Ostex International, Inc. on September 9, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: September 9, 2002

OSTEX INTERNATIONAL, INC.
By:	/s/ THOMAS A. BOLOGNA
	Name:	Thomas A. Bologna
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Geras Acquisition Corp. and Ostex International, Inc.
2.2	Voting Agreement dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Ostex International, Inc. and certain Ostex shareholders
2.3	Stock Option Agreement dated as of September 6, 2002, by and between Ostex International, Inc. and Inverness Medical Innovations, Inc.
2.4	Loan Agreement dated as of September 6, 2002, by and between Ostex International, Inc. and Inverness Medical Innovations, Inc.
99.1	Joint Press Release issued by Inverness Medical Innovations, Inc. and Ostex International, Inc. on September 9, 2002

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SIGNATURES
EXHIBIT INDEX